Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2025
AND DECLARES $0.11 PER SHARE CASH DIVIDEND

Oklahoma City, Oklahoma, May 7, 2025 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced financial and operational results for the three months ended March 31, 2025.
Recent Highlights
•On May 5, 2025, the Board declared a cash dividend of $0.11 per share of the Company’s common stock, payable on June 2, 2025 to shareholders of record on May 19, 2025
•Repurchased $5.0 million of Company stock in the first quarter
•As of March 31, 2025, the Company had $101.1 million of cash and cash equivalents, including restricted cash
•Production averaged 17.9 MBoe per day during the first quarter, an increase of 17% on a Boe basis versus the same period in 2024. Oil production increased 30% and total revenues increased 41% during the quarter versus the same period in 2024, on production that benefited from our Cherokee acquisition and improved commodity price realizations, respectively
•During the quarter, successfully drilled the first well of SandRidge's operated 1-rig Cherokee drilling program with first production anticipated in mid-May
•First quarter net income of $13.0 million, or $0.35 per basic share. Adjusted net income(1) of $14.5 million, or $0.39 per basic share
•Adjusted EBITDA(1) of $25.5 million for the three-month period ended March 31, 2025
•Adjusted G&A(1) of $2.9 million, or $1.83 per Boe for the three-month period ended March 31, 2025, a 10% reduction on a Boe basis from the same period in 2024

Financial Results & Update
Profitability

Dollars in thousands (except per share data)	1Q25	4Q24	Change vs 4Q24	1Q24	Change vs 1Q24
Net income	$13,049	$17,583	$(4,534)	$11,125	$1,924
Net Income per share	$0.35	$0.47	$(0.12)	$0.30	$0.05
Net cash provided by operating activities	$20,331	$25,993	$(5,662)	$15,681	$4,650
Adjusted net income(1)	$14,534	$12,698	$1,836	$8,394	$6,140
Adjusted net income per share(1)	$0.39	$0.34	$0.05	$0.23	$0.16
Adjusted operating cash flow(1)	$26,346	$24,992	$1,354	$17,455	$8,891
Adjusted EBITDA(1)	$25,491	$24,073	$1,418	$14,717	$10,774
Free cash flow(1)	$13,595	$13,161	$434	$14,539	$(944)

Operational Results & Update
Production, Revenue & Realized Prices

	1Q25	4Q24	Change vs 4Q24	1Q24	Change vs 1Q24
Production
MBoe	1,607	1,754	(147)	1,376	231
MBoed	17.9	19.1	(1.2)	15.1	2.8
Oil as percentage of production	17%	17%	—%	15%	2%
Natural gas as percentage of production	49%	52%	(3)%	58%	(9)%
NGLs as percentage of production	34%	31%	3%	27%	7%

Revenues
Oil, natural gas and NGL revenues	$42,604	$38,973	$3,631	$30,283	$12,321
Oil as percentage of revenues	44%	54%	(10)%	51%	(7)%
Natural gas as percentage of revenues	30%	21%	9%	20%	10%
NGLs as percentage of revenues	26%	25%	1%	29%	(3)%

Realized Prices
Realized oil price per barrel	$69.88	$71.44	$(1.56)	$75.08	$(5.20)
Realized natural gas price per Mcf	$2.69	$1.47	$1.22	$1.25	$1.44
Realized NGL price per barrel	$20.07	$18.19	$1.88	$23.65	$(3.58)
Realized price per Boe	$26.51	$22.22	$4.29	$22.01	$4.50

Operating Costs
During the first quarter of 2025, lease operating expense ("LOE") was $10.9 million or $6.79 per Boe. Lease operating expenses per Boe improved versus the first quarter in 2024 due to continued efficient operations and increased sales volumes associated with our Cherokee acquisition in 2024. The Company continues to focus on its operating costs and on safely maximizing the value of its asset base through prudent expenditure programs, cost management efforts, and continuous pursuit of efficiency in the field.
Liquidity & Capital Structure
As of March 31, 2025, the Company had $101.1 million of cash and cash equivalents, including restricted cash, deposited with multiple, well-capitalized financial institutions. The Company has no outstanding term or revolving debt obligations.

Dividend Program

Dollars in thousands	Total	1Q25	2024	2023
Special dividends(2)	$130,206	$—	$55,868	$74,338
Quarterly dividends(2)	$27,943	$4,077	$16,426	$7,440
Total dividends(2)	$158,149	$4,077	$72,294	$81,778

	Total	1Q25	2024	2023
Special dividends per share	$3.50	$—	$1.50	$2.00
Quarterly dividends per share	$0.75	$0.11	$0.44	$0.20
Total dividends per share	$4.25	$0.11	$1.94	$2.20
On May 5, 2025, the Board declared a cash dividend of $0.11 per share of the Company’s common stock, payable on June 2, 2025 to shareholders of record on May 19, 2025.
Outlook
We remain committed to growing the value of our asset base in a safe, responsible and efficient manner, while prudently allocating capital to high-return, organic growth projects. Currently, these projects include (1) One rig development in the Cherokee Shale Play (2) Production Optimization program through artificial lift conversions to more efficient and cost-effective systems and high-graded recompletions (3) leasing program that will bolster future development and extend development in our Cherokee assets. Our leaseholds are approximately 95% held by production, which cost-effectively maintains our development option over a reasonable tenor. We will continue to monitor forward-looking commodity prices, project results, costs, impacts of tariffs and other factors that could influence returns and cash flows, and will adjust our program accordingly, to include curtailment of capital activity and wells, if needed, or conversely, well reactivations in higher commodity price environments. These and other factors, including reasonable reinvestment rates, maintaining our cash flows and prioritizing our regular-way dividend, will continue to shape our development decisions for the remainder of the year and beyond. We also remain vigilant in evaluating further merger and acquisition opportunities, with consideration of our strong balance sheet and commitment to our capital return program.
Environmental, Social, & Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment, to include no routine flaring of produced natural gas and transporting nearly all of its produced water via pipeline instead of truck. Additionally, SandRidge maintains an emphasis on the safety and training of our workforce. The Company has personnel dedicated to the close monitoring of our safety standards and daily operations.

Conference Call Information
The Company will host a conference call to discuss these results on Thursday, May 8, 2025 at 1:00 pm CT. The conference call can be accessed by registering online in advance at https://registrations.events/direct/Q4I231500 at which time registrants will receive dial-in information as well as a conference ID. At the time of the call, participants will dial in using the participant number and conference ID provided upon registration. The Company's latest presentation is available on the Company's website at investors.sandridgeenergy.com.
A live audio webcast of the conference call will also be available via SandRidge's website, investors.sandridgeenergy.com, under Presentation & Events. The webcast will be archived for replay on the Company's website for at least 30 days.

Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary area of operation is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.

-Tables to Follow-

(1)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.
(2)	Includes dividends payable on unvested restricted stock awards.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below (unaudited):

	Three Months Ended March 31,
	2025	2024
Production - Total
Oil (MBbl)	270	208
Natural Gas (MMcf)	4,719	4,807
NGL (MBbl)	551	367
Oil equivalent (MBoe)	1,607	1,376
Daily production (MBoed)	17.9	15.1

Average price per unit
Realized oil price per barrel - as reported	$69.88	$75.08
Realized impact of derivatives per barrel	0.03	—
Net realized price per barrel	$69.91	$75.08

Realized natural gas price per Mcf - as reported	$2.69	$1.25
Realized impact of derivatives per Mcf	—	—
Net realized price per Mcf	$2.69	$1.25

Realized NGL price per barrel - as reported	$20.07	$23.65
Realized impact of derivatives per barrel	(0.32)	—
Net realized price per barrel	$19.75	$23.65

Realized price per Boe - as reported	$26.51	$22.01
Net realized price per Boe - including impact of derivatives	$26.41	$22.01

Average cost per Boe
Lease operating	$6.79	$7.92
Production, ad valorem, and other taxes	$1.93	$1.38
Depletion (1)	$5.24	$2.96

Earnings per share
Earnings per share applicable to common stockholders
Basic	$0.35	$0.30
Diluted	$0.35	$0.30

Adjusted net income per share available to common stockholders
Basic	$0.39	$0.23
Diluted	$0.39	$0.23

Weighted average number of shares outstanding (in thousands)
Basic	37,041	37,042
Diluted	37,080	37,134

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three months ended March 31, 2025 (unaudited):

Three Months Ended
March 31, 2025
(In thousands)

Drilling, completion, and capital workovers	$7,935
Leasehold and geophysical	1,391
Capital expenditures (on an accrual basis)	$9,326
(excluding acquisitions and plugging and abandonment)

Derivatives
The below details the Company's hedging positions as of March 31, 2025:

	Period	Index	Daily Volume	Weighted Average Price
Oil (Bbl)
Fixed Price Swaps
	April 2025 - December 2025	NYMEX WTI	500	$71.60
	January 2026 - June 2026	NYMEX WTI	300	$68.67
Natural Gas (MMBtu)
Fixed Price Swaps
	April 2025 - December 2025	NYMEX Henry Hub	8,500	$4.17
	January 2026 - December 2026	NYMEX Henry Hub	4,500	$4.09
Producer Costless Collars
	April 2025 - December 2025	NYMEX Henry Hub	8,500	$3.50 Put / $5.50Call
	April 2025 - December 2025	NYMEX Henry Hub	12,000	$4.00 Put / $8.20 Call
	January 2026 - December 2026	NYMEX Henry Hub	4,500	$3.35 Put / $5.35 Call
NGL (Bbl)
Fixed Price Swaps
	April 2025 - December 2025	Mont Belvieu OPIS - C3+(1)	300	$39.69
	April 2025 - December 2025	Mont Belvieu OPIS - Ethane(2)	325	$11.76
____________________
(1)    Excludes ethane
(2)    Ethane only

Capitalization
The Company’s capital structure as of March 31, 2025 and December 31, 2024 is presented below:

	March 31, 2025	December 31, 2024

	(In thousands)
Cash, cash equivalents and restricted cash	$101,109	$99,511

Long-term debt	$—	$—
Total debt	—	—

Stockholders’ equity
Common stock	37	37
Additional paid-in capital	991,788	1,000,455
Accumulated deficit	(526,912)	(539,961)
Total SandRidge Energy, Inc. stockholders’ equity	464,913	460,531

Total capitalization	$464,913	$460,531

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues
Oil, natural gas and NGL	$42,604	$30,283
Total revenues	42,604	30,283
Expenses
Lease operating expenses	10,917	10,892
Production, ad valorem, and other taxes	3,099	1,896
Depreciation and depletion — oil and natural gas	8,416	4,076
Depreciation and amortization — other	1,603	1,678
General and administrative	3,853	3,332
Restructuring expenses	40	—
(Gain) loss on derivative contracts	2,487	—
Other operating (income) expense, net	—	(9)
Total expenses	30,415	21,865
Income from operations	12,189	8,418
Other income (expense)
Interest income (expense), net	860	2,698
Other income (expense), net	—	9
Total other income (expense)	860	2,707
Income (loss) before income taxes	13,049	11,125
Income tax (benefit) expense	—	—
Net income (loss)	$13,049	$11,125
Net income (loss) per share
Basic	$0.35	$0.30
Diluted	$0.35	$0.30
Weighted average number of common shares outstanding
Basic	37,041	37,042
Diluted	37,080	37,134

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$99,726	$98,128
Restricted cash	1,383	1,383
Accounts receivable, net	24,879	23,878
Derivative contracts	—	114
Prepaid expenses	3,916	3,370
Other current assets	1,089	780
Total current assets	130,993	127,653
Oil and natural gas properties, using full cost method of accounting
Proved	1,697,468	1,689,807
Unproved	27,934	23,504
Less: accumulated depreciation, depletion and impairment	(1,422,624)	(1,415,110)
	302,778	298,201
Other property, plant and equipment, net	79,641	80,689
Derivative contracts	—	86
Other assets	2,046	2,081
Deferred tax assets, net of valuation allowance	72,801	72,801
Total assets	$588,259	$581,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$50,019	$50,625
Derivative contracts	1,661	—
Asset retirement obligations	9,014	9,131
Other current liabilities	856	839
Total current liabilities	61,550	60,595
Derivative contracts	466	—
Asset retirement obligations	60,412	59,449
Other long-term obligations	918	936
Total liabilities	123,346	120,980
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 36,777 issued and outstanding at March 31, 2025 and 37,203 issued and outstanding at December 31, 2024	37	37
Additional paid-in capital	991,788	1,000,455
Accumulated deficit	(526,912)	(539,961)
Total stockholders’ equity	464,913	460,531
Total liabilities and stockholders’ equity	$588,259	$581,511

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$13,049	$11,125
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, and amortization	10,019	5,754
(Gain) loss on derivative contracts	2,487	—
Settlement gains (losses) on derivative contracts	(159)	—
Stock-based compensation	650	536
Other	300	40
Changes in operating assets and liabilities	(6,015)	(1,774)
Net cash provided by operating activities	20,331	15,681
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(6,411)	(1,124)
Acquisition of assets	(2,568)	—
Purchase of other property and equipment	(325)	(18)
Proceeds from sale of assets	49	38
Net cash used in investing activities	(9,255)	(1,104)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to shareholders	(4,086)	(59,718)
Reduction of financing lease liability	(199)	(207)
Repurchases of common stock	(5,047)	—
Tax withholdings paid in exchange for shares withheld on employee vested stock awards	(146)	(103)
Net cash used in financing activities	(9,478)	(60,028)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	1,598	(45,451)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	99,511	253,944
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$101,109	$208,493
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(28)	$(33)
Supplemental Disclosure of Noncash Investing and Financing Activities
Capital expenditures for property, plant and equipment in accounts payables and accrued expenses	$4,092	$605
Right-of-use assets obtained in exchange for financing lease obligations	$229	$230
Inventory material transfers to oil and natural gas properties	$5	$19
Asset retirement obligation capitalized	$7	$—
Asset retirement obligation removed due to divestiture	$(288)	$—
Accrued excise tax on repurchases of common stock	$47	$—
Change in dividends payable	$9	$247

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow
The Company defines Adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Adjusted operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, Adjusted operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended March 31,
	2025	2024

	(In thousands)
Net cash provided by operating activities	$20,331	$15,681
Changes in operating assets and liabilities	6,015	1,774
Adjusted operating cash flow	$26,346	$17,455
Reconciliation of Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities plus net cash (used in) provided by investing activities less the cash flow impact of acquisitions and divestitures. Free cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. This measure should not be considered in isolation or as a substitute for net cash provided by operating or investing activities prepared in accordance with GAAP.

	Three Months Ended March 31,
	2025	2024

	(In thousands)
Net cash provided by operating activities	$20,331	$15,681
Net cash used in investing activities	(9,255)	(1,104)
Acquisition of assets	2,568	—
Proceeds from sale of assets	(49)	(38)
Free cash flow	$13,595	$14,539

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development activities or incur new debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended March 31,
	2025	2024

	(In thousands)
Net Income	$13,049	$11,125
Adjusted for
Depreciation and depletion - oil and natural gas	8,416	4,076
Depreciation and amortization - other	1,603	1,678
Interest expense	23	33
EBITDA	23,091	16,912

Stock-based compensation	650	536
(Gain) loss on derivative contracts	2,487	—
Settlement gains (losses) on derivative contracts	(159)	—
Restructuring expenses	40	—
Interest income	(883)	(2,731)
Other	265	—
Adjusted EBITDA	$25,491	$14,717

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2025	2024

	(In thousands)
Net cash provided by operating activities	$20,331	$15,681
Changes in operating assets and liabilities	6,015	1,774
Interest expense	23	33
Interest income	(883)	(2,731)
Other	5	(40)
Adjusted EBITDA	$25,491	$14,717

Reconciliation of Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net income as net income excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$13,049	$0.35	$11,125	$0.30
(Gain) loss on derivative contracts	2,487	0.06	—	—
Settlement gains (losses) on derivative contracts	(159)	—	—	—
Restructuring expenses	40	—	—	—
Interest income	(883)	(0.02)	(2,731)	(0.07)
Adjusted net income available to common stockholders	$14,534	$0.39	$8,394	$0.23

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	37,041	37,080	37,042	37,134
Total adjusted net income per share	$0.39	$0.39	$0.23	$0.23

Reconciliation of General and Administrative to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$3,853	$2.40	$3,332	$2.42
Stock-based compensation	(650)	(0.40)	(536)	(0.39)
Other	(265)	(0.17)	—	—
Adjusted G&A	$2,938	$1.83	$2,796	$2.03

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, anticipated financial impacts of acquisitions, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the Company’s ability to execute, integrate and realize the benefits of acquisitions, and the performance of the acquired interests, the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, including annual guidance, except as required by law.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary area of operation is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.